EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
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STEPP LAW GROUP
A PROFESSIONAL CORPORATION

1301 DOVE STREET, SUITE 460
NEWPORT BEACH, CALIFORNIA, 92660-2422
TELEPHONE:  949.660.9700
FACSIMILE:  949.660.9010

July 10, 2002

     To: Branson Jewelry (USA) Inc.

     Attn: The Board of Directors

     Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Branson Jewelry (USA) Inc., a Nevada corporation (the "Company"), and in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended ("Act"), of 11,387,500 shares of common stock acquired by the selling security holders from the Company in one or more private placement transactions (the "Shares"). In rendering the following opinion, we have relied solely on information, representations and warranties provided by the Company.

It is our opinion that the Shares are duly authorized, validly issued and non-assessable. We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."



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The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.

Sincerely,

STEPP LAW GROUP


/s/ Thomas E. Stepp, Jr.


By: Thomas E. Stepp, Jr.